As filed with the Securities and Exchange Commission on April 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENLIVEX THERAPEUTICS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14 Einstein Street

Nes Ziona

Israel 7403618

Tel: +972.2.6708072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of communications to:

Drew M. Altman, Esq. Robert L. Grossman, Esq. Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 (305) 579-0500	Sharon Rosen, Adv. FISCHER (FBC & Co.) 146 Menachem Begin Street Tel Aviv 6492103, Israel +972 -3-6944111

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED APRIL 29, 2022

PROSPECTUS

$300,000,000

ENLIVEX THERAPEUTICS LTD.

Ordinary Shares

Warrants

Units

We may from time to time sell our ordinary shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $300,000,000.

We refer to the ordinary shares, warrants and units collectively as “securities” in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our ordinary shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ENLV.”

Investing in our securities involves risks. See “RISK FACTORS” beginning on page 2 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

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About This Prospectus

This prospectus is part of a “shelf” registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading “Where You Can Find More Information” located on page 22.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the “Registrant,” the “Company,” “Enlivex,” “we,” “us” and “our” refer to Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel, and its consolidated subsidiaries, unless the context requires otherwise.

Risk Factors

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed reports on Form 6-K and annual reports on Form 20-F, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our business, prospects, financial condition and results of operation. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, prospects, financial condition and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to:

●	our expectations regarding the timing of clinical trials with respect to Allocetra™;

●	the continued listing of our ordinary shares on Nasdaq and the Tel Aviv Stock Exchange;

●	our expectations regarding the progress of our clinical trials, including the duration, cost and whether such trials will be conducted at all;

●	our intention to successfully complete clinical trials in order to be in a position to submit applications for accelerated regulatory paths in the EU and the United States;

●	the possibility that we will apply in the future for regulatory approval for our current and any future product candidates we may develop, and the costs and timing of such regulatory approvals;

●	the likelihood of regulatory approvals for any product candidate we may develop;

●	the timing, cost or other aspects of the commercial launch of any product candidate we may develop, including the possibility that we will build a commercial infrastructure to support commercialization of our current and any future product candidates we may develop;

●	future sales of our product candidates or any other future products or product candidates;

●	our ability to achieve favorable pricing for our product candidates;

●	the potential for our product candidates to receive orphan drug designations;

●	that any product candidate we develop potentially offers effective solutions for various diseases;

●	whether we will develop any future product candidates internally or through strategic partnerships;

●	our expectations regarding the manufacturing and supply of any product candidate for use in our clinical trials, and the commercial supply of those product candidates;

●	third-party payer reimbursement for our current or any future product candidates;

●	our estimates regarding anticipated expenses, capital requirements and our needs for substantial additional financing;

●	patient market sizes and market adoption of our current or any future product candidates by physicians and patients;

●	completion and receiving favorable results of clinical trials for our product candidates;

●	protection of our intellectual property, including issuance of patents to us by the United States Patent and Trademark Office, and other governmental patent agencies;

●	our intention to pursue marketing and orphan drug exclusivity periods that are available to us under regulatory provisions in certain countries;

●	the development and approval of the use of our current or any future product candidates for the Indications (as defined below);

●	our expectations regarding commercial and pre-commercial activities;

●	our expectations regarding licensing, acquisitions, and strategic operations; and

●	our liquidity.

In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “hopes,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those suggested in such forward-looking statements. In addition, historic results of scientific research and clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions or that historic results referred to in this prospectus or in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, would not be interpreted differently in light of additional research, clinical and preclinical trails results. Factors which could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to (and expressly disclaim any such obligation to) update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

Our Company

Enlivex is a clinical-stage macrophage reprogramming immunotherapy company, developing AllocetraTM, a universal, off-the-shelf cell therapy designed to reprogram macrophages into their homeostatic state. Resetting non-homeostatic macrophages into their homeostatic state is critical for immune system rebalancing and resolution of life-threatening conditions. Non-homeostatic macrophages contribute significantly to the severity of the respective diseases, either by excessively activating the immune system, as is the case in many infectious diseases including sepsis, or by suppressing the immune system, as is the case with solid tumors. Macrophages are tissue-resident or infiltrating immune cells critical for innate immunity, normal tissue development, and repair of damaged tissue. Macrophages’ function is a result of their original designation, their local micro-environment, and the type of metabolites, substances or pathogens to which they are exposed. Reprogrammed out of their homeostatic state, macrophages contribute to the pathophysiology of multiple diseases, including cancer sepsis and various inflammatory disorders.

The Company’s primary innovative immunotherapy candidate, AllocetraTM, represents a paradigm shift in macrophage reprogramming, moving from a binary classification of M1 (pro-inflammatory macrophages) or M2 (anti-inflammatory macrophages) status, to a fundamental view of macrophage homeostasis. Restoring macrophage homeostasis may induce the immune system to rebalance itself to normal levels of operation, thereby promoting disease resolution.

The Company is currently focused on two main clinical verticals: sepsis and solid tumors (the “Indications”). The Company believes that negatively-reprogrammed macrophages may be key contributors to disease severity across the Indications, and thus effective reprogramming of these previously negative-reprogrammed macrophages into their respective homeostatic state may provide diseases resolution to these Indications, some of which are considered “unmet medical needs.” All planned and expected timelines for execution of the clinical trials in the Indications are subject to certain risk and uncertainties. For further discussion of risks and uncertainties related to our clinical trial in the Indications please see the caption “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus.

On March 26, 2019, the Company (f/k/a Bioblast Pharma Ltd.), and Enlivex Therapeutics R&D Ltd. (f/k/a Enlivex Therapeutics Ltd.), referred to herein as “Enlivex R&D,” consummated a merger transaction whereby Enlivex R&D merged with a merger subsidiary of the Company, with Enlivex R&D as the surviving entity in the merger, referred to herein as the “Merger.” As a result of the Merger, Enlivex R&D became a wholly owned subsidiary of the Company. Concurrently with the Merger, the Company changed its name to Enlivex Therapeutics Ltd.

Certain Information About Us In This Prospectus

We were originally incorporated on January 22, 2012 under the laws of the State of Israel as Bioblast Pharma Ltd. Upon consummation of the Merger, we changed our name to Enlivex Therapeutics Ltd. Our primary operating subsidiary, Enlivex Therapeutics R&D Ltd., was incorporated in September 2005 under the laws of the State of Israel as an Israeli privately held company under the name Tolarex Ltd. In February 2010, Enlivex R&D changed its name to Enlivex Therapeutics Ltd., and, upon consummation of the Merger, to Enlivex Therapeutics R&D Ltd. In June 2021, Enlivex Therapeutics RDO Ltd. was established in Israel as our wholly owned subsidiary. Our principal executive offices are located at 14 Einstein Street, Nes Ziona, Israel 7403618 and our telephone number is: +972 26208072. Our wholly owned U.S. subsidiary, Enlivex Therapeutics Inc., incorporated in Delaware, has been appointed our agent in the United States and its registered address is 1811 Silverside Road, Wilmington, Delaware 19810. Our website address is https://www.enlivex.com.

We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part.

Use of Proceeds

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include:

●	clinical, regulatory, manufacturing and research and development activities;

●	potential acquisitions and in-licensing; and

●	general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Description of Ordinary Shares

General

This prospectus describes the general terms of our ordinary shares, which description is qualified in its entirety by reference to applicable Israeli law and the terms and provisions contained in our amended and restated articles of association. When we offer to sell ordinary shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our ordinary shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our amended and restated articles of association, the total number of shares of all classes of stock that we have authority to issue is 45,000,000 ordinary shares with a par value of NIS 0.40 per share. As of April 29, 2022, there were 18,373,427 ordinary shares outstanding.

Rights, Preferences, Restrictions of Shares and Shareholders Meetings

●	General. Our share capital is NIS 18,000,000 divided into 45,000,000 ordinary shares with a nominal value of NIS 0.40 each. Our ordinary shares may be certificated or uncertificated, subject to the Companies Law.

●	Voting. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, the holders of ordinary shares that represent more than 50% of the voting power have the power to elect all the members of our board of directors the (“Board of Directors”).

●	Dividend and liquidation rights. Our Board of Directors may declare a dividend to be paid to the holders of our ordinary shares according to their rights and interests in our profits and may fix the record date for eligibility and the time for payment, subject to the Israeli Companies Law 5759 1999 (the “Companies Law”). No unpaid dividend shall bear interest as against us. Our Board of Directors may determine that a dividend may be paid, wholly or partially, by the distribution of certain of our assets or by a distribution of paid up shares, debentures or debenture stock or any of our securities or of any other companies or in any one or more of such ways in the manner and to the extent permitted by the Companies Law. Our ordinary shares entitle each owner thereof to an equal right to participate in the distribution of the surplus assets of the Company in the event of our liquidation in accordance with the proportionate nominal value of the shares held thereby.

●	Transfer of shares; record dates. Fully paid up ordinary shares may be freely transferred pursuant to our amended and restated articles of association unless such transfer is restricted or prohibited by another instrument or securities laws. Each shareholder who would be entitled to attend and vote at a general meeting of shareholders is entitled to receive notice of any such meeting. For purposes of determining the shareholders entitled to notice and to vote at such meeting, the Board of Directors will fix a record date.

●	Voting; annual general and extraordinary meetings. Subject to any rights or restrictions for the time being attached to any class or classes of shares, each shareholder shall have one vote for each share of which he, she or it is the holder. Our amended and restated articles of association do not permit cumulative voting and it is not mandated by Israeli law. Votes may be given either personally or by proxy. A proxy need not be a shareholder. If any shareholder is without legal capacity, he may vote by means of a trustee or a legal custodian, who may vote either personally or by proxy. If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of the person whose name is registered first in the registry of shareholders as the owner of that share shall be accepted, whether in person or by proxy, and he, she or it is shall be entitled to vote such share.

●	Quorum for general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who holds or represent between them at least one-third of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or to a later time/date if so specified in the summons or notice of the meeting. At the reconvened meeting, any two or more shareholders present in person or by proxy shall constitute a lawful quorum.

●	Notice of general meeting. Under the Companies Law, shareholder meetings generally require prior notice of not less than 21 days or, with respect to certain matters, such as election of directors and affiliated party transactions, not less than 35 days. Only shareholders of record as reflected on our share register at the close of business on the date fixed by the Board of Directors as the record date determining the then shareholders who will be entitled to vote, shall be entitled to notice of, and to vote, in person or by proxy, at a general meeting and any postponement or adjournment thereof.

●	Annual; agenda; calling a general meeting. An annual general meeting of shareholders is required to be held at least once in every calendar year (not later than 15 months after the holding of the last preceding annual general meeting), at such time and place as may be determined by the Board of Directors. At a general meeting, decisions shall be adopted only on matters that were specified on the agenda. The Board of Directors is obligated to call an extraordinary general meeting of the shareholders upon a written request in accordance with the Companies Law. The Companies Law provides that an extraordinary general meeting of shareholder may be called by the Board of Directors or by a request of two directors or 25% of the directors in office, or by shareholders holding at least 5% of the issued share capital of the company and at least 1% of the voting rights, or by shareholders holding at least 5% of the voting rights of the company.

●	Majority vote. Except as otherwise provided in the amended and restated articles of association or the Companies Law, any resolution at a general meeting shall be deemed adopted if approved by the holders of a majority of our voting rights represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

●	Discrimination against shareholders. There are no discriminating provisions in our amended and restated articles of association, against any existing or prospective holders of our ordinary shares as a result of a shareholder holding a substantial number of ordinary shares.

Modification of Class Rights

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a majority vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of that class. The provisions of our amended and restated articles of association relating to general meetings shall apply, mutatis mutandis, to every such separate class meeting.

Unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class. These conditions provide for the minimum shareholder approvals permitted by the Companies Law.

Restrictions on Shareholders Rights to Own Securities

Our amended and restated articles of association and the laws of the State of Israel do not restrict in any way the ownership or voting or our shares by non-residents of Israel, except with respect to subjects of countries which are in a state of war with Israel.

Securities Register

We are registered with the Israeli Registrar of Companies. Our registration number is 51-471648-9. Our amended and restated articles of association provide that we may engage in any type of lawful business.

Board of Directors

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the Company’s Audit Committee or the Company’s Compensation Committee, by the Board of Directors itself and by the shareholders. The vote required by the Audit Committee, Compensation Committee and the Board of Directors for approval of such matters, in each case, is a majority of the disinterested directors participating in a duly convened meeting. If, however, a majority of the members participating in such meeting have a personal interest in the approval of such matter, then all directors may participate in the discussions and the voting on approval thereof and in such case the matter shall be subject to further shareholder approval.

The Companies Law requires that an office holder promptly disclose to the Company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the Company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board of Directors at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term “personal interest” is defined under the Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in such company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter.

Under the Companies Law, an extraordinary transaction is defined as any of the following:

●	a transaction other than in the ordinary course of business;

●	a transaction that is not on market terms; or

●	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

If it is determined that an office holder has a personal interest in a transaction that is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Approval first by the company’s Audit Committee and subsequently by the board of directors is required for an extraordinary transaction in which an office holder has a personal interest. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith. Arrangements regarding the compensation, indemnification or insurance of an office holder require the approval of the Compensation Committee, board of directors and, in certain circumstances, the shareholders, in that order.

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a controlling shareholder or an officer who is a controlling shareholder of the company, a controlling shareholder also includes any shareholder who holds 25% or more of the voting rights if no other shareholder holds more than 50% of the voting rights. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be a single shareholder and may be deemed a controlling shareholder for the purpose of approving such transaction. Extraordinary transactions, including private placement transactions, with a controlling shareholder or in which a controlling shareholder has a personal interest, and engagements with a controlling shareholder or his or her relative, directly or indirectly, including through a corporation in his or her control, require the approval of the Audit Committee, the Board of Directors and the shareholders of the company, in that order. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who do not have a personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, are voted in favor of the transaction (excluding abstentions); or

●	the votes of shareholders who have no personal interest in the transaction and who are present and voting, in person, by proxy or by voting deed at the meeting, and who vote against the transaction may not represent more than two percent (2%) of the voting rights of the company.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless the Audit Committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Arrangements regarding the terms of engagement and compensation of a controlling shareholder who is an office holder, and the terms of employment of a controlling shareholder who is an employee of the company, require the approval of the Compensation Committee, Board of Directors and, generally, the shareholders (by the same special majority described above), in that order.

Pursuant to Israeli law, a director who has a personal interest in an extraordinary transaction which is brought for discussion before our Board of Directors or our Audit Committee shall neither vote in nor attend discussions concerning the approval of such transaction. If the director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangement will be invalid.

Our amended and restated articles of association provide that, subject to the Companies Law, our Board of Directors may delegate its authority, in whole or in part, to such committees of the Board of Directors as it deems appropriate, and it may from time to time revoke such delegation. To the extent permitted by the Companies Law, our Board of Directors may from time to time confer upon and delegate to a President, Chief Executive Officer, Chief Operating Officer or other executive officer then holding office, such authorities and duties of the Board of Directors as it deems fit, and they may delegate such authorities and duties for such period and for such purposes and subject to such conditions and restrictions which they consider in our best interests, without waiving the authorities of the Board of Directors with respect thereto.

Arrangements regarding compensation of directors require the approval of our Compensation Committee, our Board of Directors and the shareholders.

Acquisitions under Israeli Law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital or of the issued and outstanding share capital of a certain class of shares is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer also will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any such opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s Board of Directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The Board of Directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the Board of Directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the Board of Directors of each of the merging companies, the Boards of Directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the merger proposal to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Potential Issues that Could Delay a Merger

Certain provisions of Israeli corporate and tax law may have the effect of delaying, preventing or making more difficult any merger or acquisition of us.

Requirement of Disclosure of Shareholder Ownership

There are no provisions of our amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed. We are subject, however, to U.S. securities rules that require beneficial owners of more than 5% of our ordinary shares to make certain filings with the SEC.

Changes in Capital

Our amended and restated articles of association do not impose any conditions governing changes in capital that are more stringent than required by the Companies Law.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ENLV” and on the Tel Aviv Stock Exchange under the symbol “ENLV.”

Description of Warrants

General

We may issue warrants to purchase our ordinary shares. The warrants may be issued independently or together with ordinary shares offered by this prospectus and may be attached to or separate from those ordinary shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the ordinary shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, number, and terms of ordinary shares purchasable upon exercise of the warrants;

●	the date, if any, on and after which the warrants and the related ordinary shares will be separately transferable;

●	the price at which each ordinary share purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	any information with respect to book-entry procedures;

●	the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	the material U.S. federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash ordinary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying ordinary shares subject to such exercise to the applicable warrantholder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of ordinary shares covered by a warrant will be adjusted proportionately if we subdivide or combine our ordinary shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	issue capital stock or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase, or otherwise acquire ordinary shares, as a dividend or distribution to holders of our ordinary shares;

●	pay any cash to holders of our ordinary shares other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our ordinary shares; or

●	issue ordinary shares or additional stock or other securities or property to holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the ordinary shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations, or changes of the ordinary shares;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive stock, securities, or other property with respect to or in exchange for their ordinary shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of Units

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants,” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Taxation

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

Plan of Distribution

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Expenses

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

SEC Registration Fee	$27,810
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Miscellaneous	*
Total	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by FISCHER (FBC & Co.) and Greenberg Traurig P.A.

Experts

Our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2021 are incorporated herein by reference in reliance on the report of Yarel + Partners, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and most of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or certain of our directors and officers may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, FISCHER (FBC & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which (subject to limited exceptions) is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render such judgement according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was rendered in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain an Internet website at www.enlivex.com. Information contained on or accessible through our website is not incorporated into or made a part of this prospectus or the registration statement of which this prospectus forms a part.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC:

●	Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 29, 2022; and

●	the Company’s Registration Statement on Form 8-A filed with the SEC on July 28, 2014, in which there is described the terms, rights and provisions applicable to the shares of the Company’s ordinary shares, including any amendment or report filed for the purpose of updating such description, including the description of ordinary shares filed as Exhibit 2.1 to the Company’s Form 20-F filed April 30, 2020.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus (including any such Form 6-K that we submit to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the date of effectiveness of such registration statement).

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus. Please direct requests to us at the following address:

Enlivex Therapeutics Ltd.

Attention: Shachar Shlosberger

14 Einstein Street

Nes Ziona

Israel 7403618

Tel: +972.2.6708072

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in such filings.

ENLIVEX THERAPEUTICS LTD.

Ordinary Shares

Warrants

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder (as defined in the Companies Law and including executive officers and directors) from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care, provided that a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such provision. The Company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law, an Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided that a provision authorizing such indemnification is inserted in its articles of association. Our Articles of Association contain such a provision. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events that, in the opinion of the Board of Directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or a criteria determined by the Board of Directors as reasonable under the circumstances, and such undertaking must detail the abovementioned events and amount or criteria.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	Monetary liabilities or obligations imposed on the office holder in favor of another person pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

●	Reasonable litigation expenses, including attorney’s fees, incurred by the office holder (i) in consequence of an investigation or proceeding conducted against the office holder by an authority that is authorized to conduct such investigation or proceeding, and which was concluded without the filing of an indictment against the office holder and without imposing on the office holder any financial obligation in lieu of criminal proceedings, or which was concluded without the filing of an indictment against the office holder but with imposing on such office holder a financial obligation in lieu of criminal proceedings in respect of an offense that does not require proof of criminal intent or (ii) in connection with a financial sanction; and

●	Reasonable litigation expenses, including attorney’s fees incurred by the office holder or imposed upon him by a court, in a proceeding brought against the office holder by the Company or on its behalf or by another person, or in a criminal proceeding in which the office holder is acquitted, or in a criminal proceeding in which the office holder is convicted of an offense that does not require proof of criminal intent.

In addition, our amended and restated articles of association also contain provisions authorizing indemnification of directors and office holders with respect of the following liabilities:

●	Payments which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, 1968 (the “Securities Law”) and expenses the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law;

●	Expenses incurred by the office holder in connection with a proceeding under Chapter G’1, of the Economic Competition Law, 1988 (the “Competition Law”), including reasonable litigation expenses, including attorney’s fees; and

●	Any other liability, obligation or expense indemnifiable or which may from time to time be indemnifiable by law.

Under the Companies Law, the Securities Law and the Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the Company, provided that the office holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the interests of the Company;

●	a breach of the duty of care to the Company or to any other person, to the extent such a breach arises out of the negligent conduct of an office holder;

●	monetary liabilities or obligations imposed on him in favor of another person;

●	a payment which the office holder is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the office holder incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable litigation expenses, including attorney’s fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; and

●	expenses incurred by the office holder in connection with a proceeding under Chapter G’1, of the Competition Law, including reasonable litigation expenses, including attorney’s fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty in the event the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out only of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal gain; or

●	a fine, a civil fine, a monetary liability or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors and (under certain circumstances) by the shareholders, in the event it is required under the Companies Law (subject to certain exceptions).

The Securities Law provides that a company cannot obtain insurance against or indemnify a third party (including its officers and employees) for any administrative procedure conducted or monetary fine imposed by the Israeli Securities Authority. However, the Securities Law does permit insurance coverage and indemnification for certain liabilities incurred in connection with such an administrative procedure, such as reasonable legal fees, administrative fines and certain compensation payable to injured parties for damages suffered by them, provided that such insurance and/or indemnification is permitted under the company’s articles of association.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders for any liability, including under the Securities Law, to the extent permitted thereunder, imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and officers to the fullest extent permitted by the Companies Law. We have entered into agreements with each of our directors and officers, exculpating them, to the fullest extent permitted by the Companies Law, from liability for monetary or other damages due to, or arising or resulting from, a breach of the duty of care to the Company and undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company, our subsidiaries or affiliates. The indemnification is limited both in terms of amount and coverage.

Item 9. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Articles of Association of the Company (filed as Exhibit 99.2 to the Company’s Report on Form 6-K, filed with the SEC on March 27, 2019 and incorporated by reference herein)
4.2*	Form of Warrant Agreement
4.3*	Form of Unit Agreement
5.1	Opinion of FISCHER (FBC & Co.)
5.2	Opinion of Greenberg Traurig, P.A.
23.1	Consent of Yarel + Partners, independent registered certified public accounting firm
23.2	Consent of FISCHER (FBC & Co.) (contained in legal opinion filed as Exhibit 5.1)
23.3	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.2)
24.1	Powers of Attorney (included on the signature page to this Registration Statement)
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

ITEM 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nes-Ziona, State of Israel, on April 29, 2022.

Enlivex Therapeutics Ltd.

By:	/s/ Oren Hershkovitz
Oren Hershkovitz
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Shachar Shlosberger
Shachar Shlosberger
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shai Novik and Shachar Shlosberger and each of them such person’s true and lawful attorney-in-fact and agent, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oren Hershkovitz	Chief Executive Officer	April 29, 2022
Oren Hershkovitz	(Principal Executive Officer)

/s/ Shachar Shlosberger	Chief Financial Officer	April 29, 2022
Shachar Shlosberger	(Principal Financial and Accounting Officer)

/s/ Shai Novik	Chairman of the Board of Directors	April 29, 2022
Shai Novik

/s/ Abraham Havron	Director	April 29, 2022
Abraham Havron, Ph.D.

	Director	April 29, 2022
Gili Hart, Ph.D.

/s/ Michel Habib	Director	April 29, 2022
Michel Habib

	Director	April 29, 2022
Sangwoo Lee

/s/ Bernhard Kirschbaum	Director	April 29, 2022
Bernhard Kirschbaum, Ph.D

/s/ Brian Schwatz	Director	April 29, 2022
Brian Schwatz, M.D.

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Enlivex Therapeutics Ltd., has signed this Registration Statement on April 29, 2022.

By:	/s/ Colleen De Vries
Name:	Colleen De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.